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Exhibit 99.1

                    CERTIFIED WRITTEN STATEMENT ACCOMPANYING
                    ----------------------------------------
                           PERIODIC FINANCIAL REPORTS
                           --------------------------

                          (PURSUANT TO 18 U.S.C. 1350)
                          ----------------------------

The undersigned, Cody C. Ashwell, Chief Executive Officer, and Richard A. Gartrell, Chief Financial Officer, of Javo Beverage Company, Inc., a Delaware corporation (the "Company"), each hereby certify that--

the accompanying periodic report containing financial statements filed by the Company with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate, which accompanies the Company's Annual Report on Form 10-KSB for the annual period ended December 31, 2003.

Dated: April 13, 2004              /s/ Cody C. Ashwell
                                   --------------------------------------------
                                   Cody C. Ashwell, Chief Executive Officer and
                                   Chairman of the Board

Dated: April 13, 2004              /s/ Richard A. Gartrell
                                   --------------------------------------------
                                   Richard A. Gartrell, Chief Financial Officer

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